Exhibit 99.1

FMC Corporation

1735 Market Street
Philadelphia, PA 19103

215.299.6000 phone
215.299.5998 fax

News Release	www.fmc.com

For Release: Immediate

Media contact: Jim Fitzwater – 215.299.6633

Investor relations contact: Brennen Arndt – 215.299.6266

FMC Corporation Announces Second Quarter 2007 Results

Reports Earnings of $1.79 per Diluted Share before Restructuring and Other Income and Charges

PHILADELPHIA, July 25, 2007 — FMC Corporation (NYSE: FMC) today reported net income of $8.6 million, or $0.22 per diluted share, in the second quarter of 2007, versus net income of $46.3 million, or $1.16 per diluted share, in the second quarter of 2006. Net income in the current quarter included restructuring and other income and charges of $61.2 million after-tax, or charges of $1.57 per diluted share, versus restructuring and other income and charges of $12.2 million after-tax, or charges of $0.31 per diluted share, in the prior-year quarter. Excluding these items, the company earned $1.79 per diluted share in the current quarter, an increase of 22 percent versus $1.47 per diluted share in the second quarter of 2006. Second quarter revenue of $657.9 million increased 11 percent versus $592.3 million in the prior year.

William G. Walter, FMC chairman, president and chief executive officer, said: “We once again delivered strong results with record second quarter sales and earnings. Agricultural Products turned in exceptional performance as a result of very strong sales growth and continued supply chain productivity improvements. Specialty Chemicals’ earnings benefited from good end-use demand growth and selective price increases. Industrial Chemicals continued to realize significant pricing leverage, particularly in soda ash. Our results were achieved despite continued higher energy and raw material costs.”

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Page 2/ FMC Corporation Announces Second Quarter 2007 Results

Revenue in Agricultural Products of $219.2 million was 19 percent higher than last year’s quarter, driven by particularly strong sales growth in Brazil as a result of increased planted acres in sugar cane, corn and cotton, higher sales in Europe due to increased demand for biofuel crops and the benefit of a stronger Euro. Segment earnings before interest and taxes (“segment earnings”) of $65.1 million were up 46 percent versus the year ago quarter, driven by the higher sales and continued supply chain productivity improvements.

Revenue in Specialty Chemicals was $167.5 million, an increase of 7 percent versus the prior-year quarter, as a result of higher selling prices in lithium and broad-based sales growth in BioPolymer. Segment earnings of $39.5 million increased 10 percent versus the year ago quarter, as a result of the strong lithium and BioPolymer commercial performance and the benefit of continued productivity improvements.

Revenue in Industrial Chemicals was $272.2 million, an increase of 8 percent from the prior-year quarter, driven by higher volumes and selling prices for soda ash and volume growth at Foret. Segment earnings of $21.5 million decreased 14 percent versus the year ago quarter, as the revenue gains were mitigated by higher energy and raw material costs and lower electricity selling prices in Spain.

Corporate expense was $14.3 million, up from $11.2 million in the prior year quarter. Interest expense, net, was $10.0 million as compared to $9.2 million in the prior-year period. On June 30, 2007, gross consolidated debt was $598.8 million, and debt, net of cash, was $535.7 million. For the quarter, depreciation and amortization was $33.9 million and capital expenditures were $24.2 million.

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Page 3/ FMC Corporation Announces Second Quarter 2007 Results

Six Months Results

Revenue was $1,332.0 million, an increase of 12 percent as compared with $1,186.4 million in the prior-year period. Net income was $54.4 million, down 35 percent from $84.0 million in the year-earlier period. Net income in the current period included restructuring and other income and charges of $87.1 million, versus restructuring and other income and charges of $43.5 million in the prior-year period. Excluding these charges, the company earned $141.5 million in the first half of 2007, an increase of 11 percent versus $127.5 million in the first half of 2006.

Revenue in Agricultural Products was $467.5 million, an increase of 20 percent versus the prior-year period. Higher sales were realized in most geographic regions, but were particularly strong in Brazil due to increased planted acres in sugar cane, corn and cotton and in Europe driven primarily by increased demand for biofuel crops. Segment earnings were $135.9 million, an increase of 37 percent from the first half of 2006 as a result of the higher sales and continued supply chain productivity improvements, which more than offset higher incremental selling and distribution costs and increased spending on growth initiatives.

Revenue in Specialty Chemicals was $333.7 million, an increase of 11 percent versus the prior-year period, driven by higher selling prices in lithium and strong commercial performance in BioPolymer. Segment earnings of $75.1 million increased 12 percent versus the year-earlier period due to higher sales and productivity improvements, which more than offset increased energy and raw material costs.

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Page 4/ FMC Corporation Announces Second Quarter 2007 Results

Revenue in Industrial Chemicals was $532.7 million, an increase of 7 percent versus the prior-year period, as a result of higher volumes and selling prices for soda ash. Segment earnings of $39.1 million decreased 28 percent versus the year-earlier period, as higher energy and raw material costs across the segment and lower electricity selling prices in Spain more than offset the positive impact of higher sales.

Corporate expense was $27.5 million, as compared to $22.5 million in the year-earlier period. Interest expense, net, was $18.4 million, up from $17.6 million in the prior-year period (due to higher foreign interest rates). For the period, depreciation and amortization was $68.4 million and capital expenditures were $44.6 million.

Outlook

Regarding the outlook for 2007, Walter said: “Based on our strong first half performance, we are raising our full-year 2007 outlook for earnings before restructuring and other income and charges to $6.20 to $6.40 per diluted share. Through the balance of the year, we expect to realize the ongoing benefits of continued growth in Specialty Chemicals, Agricultural Products and soda ash as well as improved energy market conditions in Foret.”

Walter added: “For the third quarter of 2007, we expect earnings before restructuring and other income and charges of $1.25 to $1.35 per diluted share.”

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Page 5/ FMC Corporation Announces Second Quarter 2007 Results

FMC will conduct its second quarter conference call and webcast at 11:00 a.m. ET on Thursday, July 26, 2007. This event will be available live and as a replay on the web at http://www.fmc.com. Prior to the conference call, the Company will also provide supplemental information on the web including: details on the 2007 earnings outlook, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs over 5,000 people throughout the world. The company operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2006 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue	$657.9	$592.3	$1,332.0	$1,186.4

Costs of sales and services	447.9	407.9	911.2	808.3
Selling, general and administrative expenses	77.9	70.5	155.3	138.0
Research and development expenses	23.7	22.6	46.9	44.6
In-process research and development	—	2.0	1.0	2.0
Restructuring and other charges	92.7	35.7	117.0	66.8

Total costs and expenses	642.2	538.7	1,231.4	1,059.7

Income from operations	15.7	53.6	100.6	126.7

Equity in (earnings) of affiliates	(1.9)	(0.7)	(2.7)	(1.3)
Minority interests	1.3	2.5	3.2	4.5
Interest expense, net	10.0	9.2	18.4	17.6

Income from continuing operations before income taxes	6.3	42.6	81.7	105.9

Provision for income taxes	(8.0)	7.3	12.3	32.3

Income from continuing operations	14.3	35.3	69.4	73.6
Discontinued operations, net of income taxes	(5.7)	11.0	(15.0)	10.4

Net income	$8.6	$46.3	$54.4	$84.0

Basic earnings (loss) per common share:
Continuing operations	$0.38	$0.91	$1.83	$1.91
Discontinued operations	(0.15)	0.29	(0.39)	0.27

Basic earnings per common share	$0.23	$1.20	$1.44	$2.18

Average number of shares used in basic earnings per share computations	37.9	38.7	37.9	38.5

Diluted earnings (loss) per common share:
Continuing operations	$0.37	$0.88	$1.78	$1.85
Discontinued operations	(0.15)	0.28	(0.39)	0.26

Diluted earnings per common share	$0.22	$1.16	$1.39	$2.11

Average number of shares used in diluted earnings per share computations	38.9	39.9	39.0	39.8

Other Data:
Capital expenditures	$24.2	$28.8	$44.6	$45.9
Depreciation and amortization expense	$33.9	$33.5	$68.4	$65.6

Attachment 1 of 6

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)*

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue	$657.9	$592.3	$1,332.0	$1,186.4

Costs of sales and services	447.9	407.9	911.2	808.3
Selling, general and administrative expenses	77.9	70.5	155.3	138.0
Research and development expenses	23.7	22.6	46.9	44.6

Total costs and expenses	549.5	501.0	1,113.4	990.9

Income from operations	108.4	91.3	218.6	195.5

Equity in (earnings) of affiliates	(1.9)	(0.7)	(2.3)	(1.3)
Minority interests	2.7	2.5	4.6	4.5
Interest expense, net	10.0	9.2	18.4	17.6

Income from continuing operations before income taxes, excluding restructuring and other income and charges	97.6	80.3	197.9	174.7

Provision for income taxes	27.8	21.8	56.4	47.2

After-tax income from continuing operations, excluding restructuring and other income and charges *	$69.8	$58.5	$141.5	$127.5

Basic after-tax income from continuing operations per share, excluding restructuring and other income and charges	$1.84	$1.51	$3.73	$3.31

Average number of shares used in basic after-tax income per share computations	37.9	38.7	37.9	38.5

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges	$1.79	$1.47	$3.63	$3.20

Average number of shares used in diluted after-tax income per share computations	38.9	39.9	39.0	39.8

*	The Company believes that the Non-GAAP financial measure “After-tax income from continuing operations, excluding restructuring and other income and charges,” and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. The Company also believes that excluding the effect of restructuring and other income and charges from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period.

See attachment 3 of 6 for the reconciliation of Non-GAAP financial measures to GAAP financial results.

Attachment 2 of 6

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NET INCOME (GAAP) TO AFTER-TAX INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income (GAAP)	$8.6	$46.3	$54.4	$84.0
Discontinued operations, net of income taxes (a)	5.7	(11.0)	15.0	(10.4)
Restructuring and other charges (b)	91.3	35.7	115.2	66.8
In-process research and development (c)	—	2.0	1.0	2.0
Tax effect of restructuring and other charges and in-process research and development	(34.4)	(14.5)	(43.8)	(14.9)
Tax adjustments (d)	(1.4)	—	(0.3)	—

After-tax income from continuing operations, excluding restructuring and other income and charges (Non-GAAP)	$69.8	$58.5	$141.5	$127.5

Diluted earnings per common share (GAAP)	$0.22	$1.16	$1.39	$2.11
Discontinued operations per diluted share	0.15	(0.28)	0.39	(0.26)
Restructuring and other charges per diluted share, before tax	2.35	0.90	2.95	1.68
In-process research and development per diluted share, before tax	—	0.05	0.03	0.05
Tax effect of restructuring and other charges and in-process research and development	(0.89)	(0.36)	(1.12)	(0.38)
Tax adjustments per diluted share	(0.04)	—	(0.01)	—

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges (Non-GAAP)	$1.79	$1.47	$3.63	$3.20

Average number of shares used in diluted after-tax income from continuing operations per share computations	38.9	39.9	39.0	39.8

(a)	Discontinued operations for the three and six months ended June 30, 2007 primarily includes provision for environmental liabilities and legal reserves related to previously discontinued operations. Discontinued operations for the three and six months ended June 30, 2006 primarily includes gain from sale of land located in San Jose, California to the City of San Jose partially offset by the provision for environmental liabilities and legal reserves related to previously discontinued operations. The land sale completed the sale of land that was formerly used by our defense business, which we divested in 1997.
(b)	Restructuring and other charges for the three months ended June 30, 2007 primarily includes charges related to the closure of Baltimore agricultural chemicals facility ($75.2 million), charges associated with the asset abandonment of one of our Foret co-generation facilities which is part of Industrial Chemicals segment ($6.5 million after minority interest) and charges associated with continuing environmental sites in Corporate ($4.8 million). For the six months ended June 30, 2007, restructuring and other charges also includes charges related to the settlement of all claims with Solutia and Astaris (now known as Siratsa) regarding our contribution of PPA technology to the Astaris joint venture in our Industrial Chemicals segment ($22.5 million).

Restructuring and other charges for the six months ended June 30, 2007 also includes a gain representing the difference between the carrying value of our remaining investment in the Astaris joint venture, and cash received from this investment representing a return of our investment. After this cash receipt, our investment in the Astaris joint venture is $0 at June 30, 2007. This gain included in “Equity in (earnings) of affiliates” in the condensed consolidated statements of operations for the six months ended June 30, 2007. In 2005, Astaris sold substantially all of the assets of its business and the buyers also assumed substantially all of the liabilities of Astaris.

Restructuring and other charges in the above table for the three and six months ended June 30, 2007 also includes minority interest related to the charges discussed above for the abandonment of one of our Foret co-generation facilities. We own 75% of this entity and the minority interest is included in “Minority interests” in the condensed consolidated statements of operations.

Attachment 3 of 6

Restructuring and other charges for the three months ended June 30, 2006 primarily includes charges related to the settlement of an antitrust class action involving our microcrystalline cellulose product in our Specialty Chemicals segment ($25.0 million), abandonment of a building at one of our manufacturing locations in our Agricultural Products segment ($6.1 million) and asset abandonment and severance charges related to workforce reductions at our Princeton, New Jersey R&D facility ($4.8 million) also in our Agricultural Products segment. For the six months ended June 30, 2006, in addition to the above, restructuring and other charges primarily includes a charge of €25 million (US$30 million) related to a fine imposed on us by the European Commission as a result of alleged violations of competition law in the hydrogen peroxide business in Europe prior to 2000. This fine is associated with our Industrial Chemicals segment. We have appealed the decision of the European Commission.

(c)	In the second quarter of 2006, our Agricultural Products segment entered into agreements in which we were granted an initial right to further develop a third party’s proprietary fungicide in certain geographic markets. Under those agreements, we paid $2.0 million and recorded the amount as a charge to “In-process research and development” in the condensed consolidated statement of operations for the three and six months ended June 30, 2006. In the first quarter of 2007, our Agricultural Products segment acquired further rights from this third-party company to develop their proprietary fungicide. In acquiring those further rights, we paid an additional $1 million and have recorded this amount as a charge to “In-process research and development” in the condensed consolidated statement of operations for the six months ended June 30, 2007.
(d)	Tax adjustments for the three and six months ended June 30, 2007 are related to adjustments for prior year tax matters.

Attachment 3 of 6

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

INDUSTRY SEGMENT DATA

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue
Agricultural Products	$219.2	$184.4	$467.5	$391.0
Specialty Chemicals	167.5	156.6	333.7	299.8
Industrial Chemicals	272.2	252.3	532.7	497.5
Eliminations	(1.0)	(1.0)	(1.9)	(1.9)

Total	$657.9	$592.3	$1,332.0	$1,186.4

Income from continuing operations before income taxes

Agricultural Products	$65.1	$44.5	$135.9	$99.2
Specialty Chemicals	39.5	35.9	75.1	67.3
Industrial Chemicals	21.5	24.9	39.1	54.2
Eliminations	0.1	—	(0.1)	—

Segment operating profit	126.2	105.3	250.0	220.7
Corporate	(14.3)	(11.2)	(27.5)	(22.5)
Other income (expense), net	(4.3)	(4.6)	(6.2)	(5.9)

Operating profit from continuing operations before items noted below:	107.6	89.5	216.3	192.3

Restructuring and other charges (a)	(91.3)	(35.7)	(115.2)	(66.8)
Interest expense, net	(10.0)	(9.2)	(18.4)	(17.6)
In-process research and development (b)	—	(2.0)	(1.0)	(2.0)

Income from continuing operations before income taxes	$6.3	$42.6	$81.7	$105.9

(a)	Restructuring and other charges for the three months ended June 30, 2007 related to Agricultural Products ($75.4 million), Industrial Chemicals ($9.5 million), Specialty Chemicals ($1.8 million) and Corporate ($4.6 million). Restructuring and other charges for the three months ended June 30, 2006 related to Specialty Chemicals ($24.1 million), Agricultural Products ($11.0 million) and Industrial Chemicals ($0.6 million).

Restructuring and other charges for the six months ended June 30, 2007 related to Agricultural Products ($75.4 million), Industrial Chemicals ($32.8 million), Specialty Chemicals ($1.8 million) and Corporate ($5.2 million). Restructuring and other charges for the six months ended June 30, 2006 related to Industrial Chemicals ($31.0 million), Specialty Chemicals ($24.1 million), Agricultural Products ($11.0 million) and Corporate ($0.7 million).

(b)	In the second quarter of 2006, our Agricultural Products segment entered into agreements in which we were granted an initial right to further develop a third party’s proprietary fungicide in certain geographic markets. Under those agreements, we paid $2.0 million and recorded the amount as a charge to “In-process research and development” in the condensed consolidated statement of operations for the three and six months ended June 30, 2006. In the first quarter of 2007, our Agricultural Products segment acquired further rights from this third-party company to develop their proprietary fungicide. In acquiring those further rights, we paid an additional $1 million and have recorded this amount as a charge to “In-process research and development” in the condensed consolidated statement of operations for the six months ended June 30, 2007.

Attachment 4 of 6

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	June 30, 2007	December 31, 2006
Cash and cash equivalents	$63.2	$165.5
Trade receivables, net	683.2	537.9
Inventories	230.1	219.4
Other current assets	101.4	91.3
Deferred income taxes	71.7	53.7

Total current assets	1,149.6	1,067.8

Property, plant and equipment, net	946.9	1,025.1
Goodwill	168.0	163.6
Deferred income taxes	312.1	330.8
Other long - term assets	153.4	147.7

Total assets	$2,730.0	$2,735.0

Short - term debt	$68.8	$53.7
Current portion of long - term debt	89.9	52.5
Accounts payable, trade and other	289.1	301.4
Guarantees of vendor financing	14.1	25.6

Accrued pensions and other post-retirement benefits, current	7.5	7.5
Other current liabilities	262.9	261.8

Total current liabilities	732.3	702.5

Long-term debt	440.2	523.5
Long-term liabilities	522.5	489.5
Stockholders’ equity	1,035.0	1,019.5

Total liabilities and stockholders’ equity	$2,730.0	$2,735.0

Attachment 5 of 6

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Six Months Ended June 30,
	2007	2006
Cash provided by operating activities	$52.6	$80.6

Cash provided (required) by operating activities of discontinued operations	(16.9)	5.1

Cash provided (required) by investing activities:
Capital expenditures	(44.6)	(45.9)
Other investing activities	4.2	13.4

	(40.4)	(32.5)

Cash provided (required) by financing activities:
Net borrowings under committed credit facilities	15.0	—
Increase (decrease) in short-term debt	14.8	(14.4)
Repayment of long-term debt	(66.0)	(42.4)
Distributions to minority partners	(4.5)	(2.9)
Dividends paid	(13.8)	(7.0)
Repurchases of common stock	(54.5)	(20.8)
Issuances of common stock, net	10.0	29.8

	(99.0)	(57.7)

Effect of exchange rate changes on cash	1.4	1.9

Increase (decrease) in cash and cash equivalents	(102.3)	(2.6)

Cash and cash equivalents, beginning of year	165.5	206.4

Cash and cash equivalents, end of period	$63.2	$203.8

Attachment 6 of 6